Exhibit 99.1

PRESS RELEASE

Contact: Investor Relations

Mr. John Christie

Senior Director

Investor Relations and Research

(703) 317-4747

ir@avalonbay.com

For Immediate Release

AvalonBay Communities Announces Regular and Special Stockholder Dividend

ALEXANDRIA, VA (December 17, 2008) – AvalonBay Communities, Inc. (“AvalonBay” or the “Company”) (NYSE: AVB) announced today that its Board of Directors has declared a combined regular and special Common Stock dividend (“Combined Dividend”) of $2.70 per share. The Combined Dividend is payable on January 29, 2009, to holders of record of the Company’s Common Stock, par value $0.01 per share, at the close of business on December 29, 2008.  AvalonBay’s Common Stock will begin trading “ex-dividend” on December 24, 2008.

A portion of the Combined Dividend in the amount of $0.8925 per share represents payment of the regular dividend for the quarter ended December 31, 2008, and the remaining portion represents an additional special dividend payment (“Special Dividend”) in the amount of $1.8075 per share.

The Special Dividend was declared to distribute excess income attributable to gains on asset sales from the Company’s disposition activities during 2008 in which an historically high level of asset sales were completed. During 2008, the Company sold ten communities with aggregate gains recognized for federal income tax purposes of $352 million. The Special Dividend is intended to enable the Company to avoid corporate level income taxes for 2008 and reduce federal excise taxes. The Company currently anticipates it will incur approximately $3 million of federal excise taxes for 2008.  The following table summarizes 2008 disposition activity:

2008 Disposition Summary * $ in Millions

Gross Sales	Taxable Income	GAAP Gain
$577	$352	$289

* Ten communities including one held through AvalonBay Value Added Fund, L.P. (AVB share).

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

Stockholders may elect to receive payment of the Combined Dividend in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock, provided that the aggregate amount of cash payable to all stockholders (other than cash payable in lieu of fractional shares), does not exceed the amount of the regular dividend of $0.8925 per share multiplied by the total number of shares of common stock outstanding on the record date.

AvalonBay reserves the right, notwithstanding any stockholder elections received, to pay the Combined Dividend entirely in cash. For stockholders who do not return a properly completed and signed election form before 5:00 p.m., Eastern Time, on January 22, 2009, AvalonBay reserves the right to elect for the stockholder payment of the Combined Dividend in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock, in its sole discretion.

AvalonBay intends that the Combined Dividend will be a taxable dividend to its stockholders, without regard to the form of payment, for the taxable year ended December 31, 2008.

For those stockholders who will receive shares of Common Stock in payment for all or part of the Combined Dividend, the value per share used to determine the number of shares to be issued will be calculated based on the average of the volume weighted trading price per share of AvalonBay’s Common Stock on the New York Stock Exchange for the two trading days ending on January 23, 2009.

A prospectus and election form will be filed with the Securities and Exchange Commission and will be mailed to stockholders of record on or about December 31, 2008.  The prospectus will describe in more detail the terms of the Combined Dividend. These terms include the ability of stockholders to elect to receive the Combined Dividend in the form of cash, shares of Common Stock, or a combination of cash and shares of Common Stock, and the limitation on the aggregate amount of cash to be paid as part of the Combined Dividend. The stockholder election must be exercised by returning a properly completed and signed election form to BNY Mellon Shareowner Services, the Information Agent for the Combined Dividend, not later than 5:00 p.m. Eastern Time, on January 22, 2009.

Registered stockholders with questions regarding the Combined Dividend may contact the Shareholder Relations Department of BNY Mellon Shareowner Services, the Information Agent (and the Company’s transfer agent), at (866) 205-7271. If your shares are held through a bank, broker or nominee, and you have questions regarding the Combined Dividend, please contact such bank, broker or nominee, who will also be responsible for communicating to you the election information and submitting the election form on your behalf.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s Common Stock, nor shall there be any sale of the Common Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of any such state or other jurisdiction.

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc. is one of the largest equity real estate investment trust (REIT) companies in the United States focused on the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets. As of September 30, 2008, the Company owned or held a direct or indirect ownership interest in 177 apartment communities containing 50,034 apartment homes in ten states and the District of Columbia, of which 15 communities were under construction and seven communities were under reconstruction. More information may be found on the Company’s website at the following address http://www.avalonbay.com.

For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q.

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter and full year 2008.  The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved